SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT






Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) - January 15, 1998




                      NORTH  FORK BANCORPORATION, INC.
           (Exact name of Registrant as specified in its charter)




 Delaware			                       1-10458		            36-3154608
(State or other jurisdiction	   	(Commission		          (IRS Employer
of incorporation)		     	        File Number)		         Identification No.)




 275 Broad Hollow Road
 Melville, New York						                                    11747
(Address of principal executive offices)		      	          (Zip Code)





 Registrant's telephone number, including area code:	   (516) 844-1004

ITEM 5.    OTHER EVENTS


	North Fork Bancorporation, Inc. issued a press release announcing its earnings for the quarter and year ended December
31, 1997. The press release issued by the Registrant described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS


(a)	Financial Statements of the Business Acquired.
	Not Applicable

(b)	Pro Forma Financial Information
	Not Applicable

(c)	Exhibits
	99.1	Press Release dated January 15, 1998

                                    SIGNATURE



	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	January 16, 1998











					NORTH FORK BANCORPORATION, INC.


					By:   /s/  Daniel M. Healy

   					        Daniel M. Healy
			   		        Executive Vice President and
	               Chief Financial Officer

Exhibit 99.1



                               NORTH FORK BANCORP

         275 Broad Hollow Rd., Melville,  NY  11747  (516) 844-1004
                               FAX (516) 694-1536




FOR IMMEDIATE RELEASE                     	Contact:	Daniel M. Healy
                                     						Executive Vice President &
                                     						Chief Financial Officer





                 	NORTH FORK BANCORP ANNOUNCES RECORD
          	NET INCOME FOR FULL-YEAR AND FOURTH QUARTER 1997


	Melville, N.Y. - January 15, 1998 - North Fork Bancorporation, Inc. (NYSE: NFB) reported today substantial achievements in all key measures of operating performance for 1997. The Company recorded net income of $119.3 million or diluted earnings per share of $1.80 for the year ended December 31, 1997, as compared with net income of $62.4 million, or $.97 per share for 1996.
Net income for 1996 included non-recurring charges for merger and restructuring costs associated with the acquisition of North
Side Savings Bank and the SAIF recapitalization. Excluding those charges, 1996 earnings would have been $85.6 million or $1.33 per share. Fourth quarter earnings and diluted earnings per share for 1997 were $34.0 million or $.51 per share compared to $21.6 million or $.34 per share in 1996 (exclusive of the non-recurring charges). The Company's return on average equity and assets for 1997 approximated 24% and 1.9%, respectively, compared to 14% and 1.1% for 1996. In the final quarter record returns of approximately 25% on average equity and 2% on average assets were achieved.


	Net interest income was $70.9 million and $278.4 million for the three month period and year ended December 31, 1997, respectively. Such amounts were $61.5 million and $230.9 million for the comparable periods in the preceding year. The net interest margin was 4.57% in the three month period ended
December 31, 1997 and 4.69% for the 1997 full year. Demand deposits, a principal source of funding, exceeded $900 million, a 23% increase over year end 1996.

	Loans, net of unearned income and fees, measured $3.7 billion at December 31, 1997, a 17% increase over year end 1996. Loan growth in the final quarter of 1997 kept pace with the Company's experience for the full year and includes approximately $114 million in loans from the acquisition of Branford Savings Bank. Branford, which was acquired in December 1997, had no effect on operating results for the year. The allowance for loan losses of approximately $55.7 million represents 362% of non-performing loans and 1.51% of net loans outstanding at year end.


	Non interest income, exclusive of security gains, rose by 27% in the current quarter and 21% for the full year. The growth in this important segment reflects, in part, the success of offering new and diverse products to the customer base from North Side Savings Bank. This trend is expected to accelerate in the coming year. "We substantially exceeded all of our expectations from this acquisition and have developed good momentum from these new customers as we move into 1998," stated
John Adam Kanas, Chairman, President and Chief Executive Officer.

	The Company's core efficiency ratio for the year declined to 38.14% in 1997 from 42.53% for 1996 and represents another measure of the successful integration of North Side.


	The Company's pending acquisition of New York Bancorp, the parent company of Home Federal Savings Bank, is expected to close during the first quarter of this year. Concurrent shareholder meetings seeking approvals for the merger are scheduled for January 30, 1998. All regulatory applications have been filed. Home, with $3.3 billion in assets, operates from branch locations throughout the New York Metropolitan area and introduces North Fork to new markets including Kings County, where Home has a sizable presence. The acquisition will be treated as a pooling-of-interests for financial reporting purposes. "We expect to realize tangible results immediately following the acquisition," stated Mr. Kanas. "Many of the tasks necessary to accomplish these goals have already been completed," he added.


	In December 1997, the Company successfully completed the sale of $100 million, 8% Capital Securities, that qualifies as Tier I capital, through a public offering.


	North Fork Bancorporation, Inc., with total assets of $6.8 billion, deposits of $4.6 billion and shareholders' equity of $601.8 million is the holding company of North Fork Bank and Branford Savings Bank, which operate 85 branches in the states of New York and Connecticut. On a pro forma basis with New York Bancorp, the Company will have 110 branches and approximately $10.1 billion in total assets. With approximately 100 million common shares outstanding, it is anticipated that the Company's market capitalization will exceed $3 billion.

                     	North Fork Bancorporation, Inc.
                              	(NYSE:  NFB)
          	(In thousands, except ratios and per share amounts)


							                                                  Three Months Ended         Twelve Months Ended
INCOME STATEMENT HIGHLIGHTS		                          12/31/97     12/31/96      12/31/97      12/31/96
    Interest Income 	                                  $125,062 	   $105,215 	    $484,521 	    $405,307
    Interest Expense 	                                   54,193 	     43,684 	     206,170 	     174,361
        Net Interest Income    	                         70,869 	     61,531 	     278,351 	     230,946
    Provision for Loan Losses 	                           1,500 	      1,700 	       6,000 	       6,800
    Net Interest Income after
       Provision for Loan Losses 	                       69,369 	     59,831 	     272,351 	     224,146

    Non-Interest Income:
       Fees & Service Charges on Deposit Accounts 	       5,026 	      4,331	       18,943 	      16,303
       Broker Commissions & Trust Fees 	                  2,102 	      1,392 	       8,269	        5,638
       Mortgage Banking Operations 	                        467 	        527 	       1,883 	       2,202
       Other Operating Income                  	          1,770 	      1,118	        6,302 	       5,102
       Net Securities Gains/(Losses) 	                    3,954 	     (1,090) 	      6,227	        1,878
    Total Non-Interest Income 	                          13,319 	      6,278 	      41,624 	      31,123

    Non-Interest Expense:
       Operating Expenses  	                             29,511 	     28,334 	     115,204 	     105,917
       Amortization of Intangible Assets 	                1,810 	      1,981 	       7,292	        6,364
       Other Real Estate             	                       78 	       (122) 	        240 	         753
       Merger Related Restructure Charge 	                    - 	     21,613 	           - 	      21,613
       SAIF Recapitalization Charge             	             - 	          - 	           - 	       8,350
    Total Non-Interest Expense 	                         31,399 	     51,806 	     122,736 	     142,997

    Income Before Income Taxes 	                         51,289 	     14,303 	     191,239 	     112,272
    Provision for Income Taxes 	                         17,258 	     10,214 	      71,929 	      49,830
          Net Income 	                                  $34,031 	     $4,089 	    $119,310 	     $62,442


    Earnings Per Share - Basic 	                          $0.51 	      $0.06 	       $1.81 	       $0.98
    Earnings Per Share - Diluted 	                        $0.51 	      $0.06 	       $1.80 	       $0.97
   Cash Dividends per Share (2) 	                         $0.15 	     $0.125 	      $0.575 	      $0.425
   Average Shares Outstanding - Basic  	                 66,345 	     63,106 	      65,914	       63,640
   Average Shares Outstanding - Diluted                 	66,960      	63,872 	      66,395	       64,277
  Return on Average Total Assets 	                        2.03% 	      0.29% 	       1.86% 	       1.13%
  Return on Average Stockholders' Equity 	               24.54% 	      3.62% 	      23.65%	       14.48%
  Yield on Interest Earning Assets (3) 	                  7.98% 	      7.93% 	       8.07% 	       7.84%
  Cost of Funds 	                                         3.68% 	      3.95% 	       3.86% 	       3.99%
  Net Interest Margin  (3) 	                              4.57% 	      4.67% 	       4.69% 	       4.50%
  Core Efficiency Ratio (4) 	                            38.09% 	     43.30% 	      38.14% 	      42.53%



(1)	On May 15, 1997, the Company completed its two-for-one stock split to shareholders' of record on April 25, 1997.
Accordingly, all per share amounts have been
adjusted to reflect the issuance.

(2)	Cash dividends do not reflect dividends declared by North
Side in 1996 prior to the merger.

(3)	Presented on a taxable equivalent basis.

(4)	The core efficiency ratio is defined as the ratio of
non-interest expense, net of other real estate related costs and other non-recurring charges, to net interest income on
taxable equivalent basis and other non-interest income net of securities gains.

                         	North Fork Bancorporation, Inc.
                                  	(NYSE:  NFB)
               	(In thousands, except ratios and per share amounts)

                                          			   December 31,      September 30, 	December 31,
BALANCE SHEET HIGHLIGHTS	                          1997                1997         1996
    Loans, net of unearned income and fees 	     $3,700,020	        $3,509,722 	  $3,171,525
    Allowance for Loan Losses 	                      55,698 	           54,611 	      53,894
    Securities Available-for-Sale 	               1,660,714 	        1,633,737 	     857,391
    Securities Held-to-Maturity 	                 1,118,468 	        1,166,329 	   1,300,115
    Intangible Assets 	                              96,398 	           76,692 	      82,073
    Total Assets 	                                6,829,432 	        6,615,620 	   5,750,527
    Deposits - Demand 	                             905,650 	          836,020 	     734,907
    Deposits - Other 	                            3,731,541 	        3,622,629 	   3,734,603
    Federal Funds Purchased & Securities Sold
         Under Agreements to Repurchase 	         1,263,705 	        1,331,025 	     621,789
    Other Borrowings 	                               36,000 	           85,000 	      35,000
    Company-Obligated Mandatorily Redeemable
       Capital Securities of Subsidiary Trusts 	    199,264 	           99,646	       99,637
    Stockholders' Equity 	                          601,826 	          538,281 	     457,531
    Book Value Per Share 	                            $8.90 	            $8.16 	       $7.05




SELECTED FINANCIAL HIGHLIGHTS


CAPITAL:


  Risk Based Capital
      Tier 1 	                                      16.67% 	            14.34% 	      15.12%
      Total 	                                       18.61% 	            15.59% 	      16.38%
  Leverage Ratio 	                                  10.08% 	             8.38% 	       8.61%


  Actual Shares Outstanding 	                       67,616 	            65,987 	      64,892


ASSET QUALITY:


   Non-Performing Loans 	                           15,405 	            12,299 	      20,341
   Other Real Estate  	                              4,580 	             5,499 	       1,898
   Total Non-Performing Assets                    	$19,985 	           $17,798 	     $22,239


    Restructured Accruing Loans 	                   $9,552 	           $12,204 	     $13,734


   Allowance for loan losses to
        non performing loans 	                        362% 	              444% 	        265%
   Allowance for loan losses to total
        loans, net of unearned income and fees 	     1.51% 	             1.56%	        1.70%
    Non-Performing Loans to total loans, net
        of unearned income and fees 	                0.42% 	             0.35% 	       0.64%
